UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2026, the Board of Directors (the “Board”) of Rainmaker Worldwide Inc. (the “Company”) increased the size of the Board from two to three members and appointed Kelly White as a director of the Company. Following the appointment, the Board consists of Michael A. Skinner, Ryan D. Moore and Kelly White.

Also effective September 21, 2026, the Board appointed Ms. White as Treasurer of the Company and designated her as the Company’s Principal Financial Officer and Principal Accounting Officer for SEC reporting purposes. Concurrently, Michael A. Skinner ceased serving as Treasurer and continues to serve as President and Principal Executive Officer of the Company. Ryan D. Moore continues to serve as Secretary.

Ms. White’s service as Treasurer, Principal Financial Officer and Principal Accounting Officer is separate from any consulting or services arrangement involving Ms. White or 2752128 Ontario Ltd. No separate compensation has been established for Ms. White’s service as a director, Treasurer, Principal Financial Officer or Principal Accounting Officer.

Ms. White, age 59, has provided finance, accounting, financial reporting and corporate-administration services to the Company since 2015, including serving in the role of Vice President, Finance. She has more than 25 years of experience in finance, administration and human resources, including experience managing startup businesses and providing advisory and consulting services in the telecommunications, utilities and water sectors. Ms. White holds a Bachelor of Science degree in Mathematics and Economics from Trent University and is President of 2752128 Ontario Ltd.

There are no arrangements or understandings between Ms. White and any other person pursuant to which she was selected as a director. Ms. White has not been appointed to any committee of the Board, and there are no family relationships between Ms. White and any director or executive officer of the Company.

Related-Party Matters

Ms. White is President of 2752128 Ontario Ltd. On December 31, 2025, the Company issued a 10% convertible promissory note to 2752128 Ontario Ltd. in the original principal amount of US$163,888.08. As of September 21, 2026, US$163,888.08 of principal remained outstanding, together with accrued interest of US$11,853.82.

The Company has previously disclosed other transactions and arrangements involving Ms. White and/or 2752128 Ontario Ltd., including the consulting arrangement described under Item 1.01 of the Company’s Current Report on Form 8-K filed on January 5, 2026 and the stock option grant described under Item 5.02(e) of the Company’s Current Report on Form 8-K filed on January 15, 2026. The consulting arrangement was subsequently terminated effective April 30, 2026. In connection with the termination of service, the unvested portion of the stock option award was forfeited and the vested portion was voluntarily surrendered, in each case effective April 30, 2026, leaving 2752128 Ontario Ltd. with no further rights under the award. The disclosures in those reports concerning such arrangements are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: September 21, 2026	By:	/s/ Michael Skinner
	Name:	Michael Skinner
	Title:	President, Director and Principal Executive Officer